Exhibit 99.1

                              TS ELECTRONICS, INC.

                          INDEX TO FINANCIAL STATEMENTS

ONNY INVESTMENT LIMITED AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM......................F-2
BALANCE SHEETS...............................................................F-3
STATEMENTS OF OPERATIONS.....................................................F-4
STATEMENTS OF STOCKHOLDER'S EQUITY...........................................F-4
STATEMENTS OF CASH FLOWS.....................................................F-5
NOTES........................................................................F-6

HAINAN HELPSON MEDICINE & BIOTECHNIQUE CO., LTD.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....................F-15
Balance Sheets..............................................................F-16
Statements of Operations....................................................F-17
Statements of Stockholders' Equity..........................................F-18
Statements of Cash Flows....................................................F-19
NOTES.......................................................................F-20

TS ELECTRONICS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....................F-28
Report of Independent Registered Public Accounting Firm.....................F-29
Balance Sheets..............................................................F-30
Statements of Operations....................................................F-31
Statements of Changes in Stockholders' Deficit..............................F-32
Statements of Cash Flows....................................................F-33
Notes.......................................................................F-34

                    [LETTERHEAD OF HANSEN, BARNETT & MAXWELL]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholder
Onny Investment Limited

We have audited the accompanying balance sheet of Onny Investment Limited, a development stage enterprise, as of May 31, 2005, and the related statement of operations, stockholder's equity, and cash flows for the period January 12, 2005 (date of inception) through May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Onny Investment Limited as of May 31, 2005, and the results of its operations and its cash flows for the period from January 12, 2005 (Date of Inception) through May 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


                                                       HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
August 1, 2005, except for Note 12,
  As to which the date is October 19, 2005


                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                                 BALANCE SHEETS

                                                                  Chinese Yuan (Renminbi)      U.S. Dollars
                                                                 -------------------------     -----------
                                                                   May 31,       June 30,        June 30,
                                                                    2005          2005            2005
----------------------------------------------------------------------------   ---------------------------
                                                                              (Consolidated   (Consolidated
                                                                              and Unaudited)  and Unaudited)
ASSETS
Current assets
Cash and cash equivalents                                        Y         8   Y    329,945     $    39,865
Trade accounts receivables, net of 10,213,471 allowance for
doubtful accounts                                                       --       39,705,780       4,797,412
Other non-trade receivables, net of 910,800 allowance for
doubtful accounts                                                       --        7,525,344         909,242
Advances to suppliers                                                   --        3,002,951         362,829
Inventory                                                               --       31,607,129       3,818,900
Accounts receivable - related parties                                   --          557,549          67,365
Deferred tax assets                                                     --          323,117          39,040
--------------------------------------------------------------   -----------   ------------     -----------
 Total current assets                                                      8     83,051,815      10,034,653
--------------------------------------------------------------   -----------   ------------     -----------
Non-current assets
Property and equipment, net                                             --       20,776,981       2,510,358
Intangible assets, net                                                  --          575,409          69,523
Total non-current assets                                                --       21,352,390       2,579,881
--------------------------------------------------------------   -----------   ------------     -----------
Total assets                                                     Y         8   Y104,404,205     $12,614,534
==============================================================   ===========   ============     ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Trade accounts payable                                           Y      --     Y  6,796,222     $   821,146
Accrued expenses                                                        --          111,694          13,495
Taxes payable                                                           --        1,487,845         179,767
Other accounts payable                                                  --        5,007,371         605,011
Advances from customers                                                 --        3,048,780         368,366
Purchase obligation to former Hainan Helpson shareholders               --       35,220,637       4,255,499
Short-term notes payable to former Hainan Helpson shareholders          --       27,406,522       3,311,366
Accounts payable - related party                                        --        1,209,792         146,172
Current portion of long-term note payable                               --       15,000,000       1,812,360
--------------------------------------------------------------   -----------   ------------     -----------
Total current liabilities                                               --       95,288,863      11,513,182
--------------------------------------------------------------   -----------   ------------     -----------
Long-term liabilities
Note payable, net of current portion                                    --        8,000,000         966,592
Research and development commitment                                     --          250,000          30,206
--------------------------------------------------------------   -----------   ------------     -----------
Total long-term liabilities                                             --        8,250,000         996,798
--------------------------------------------------------------   -----------   ------------     -----------
Shareholder's equity
Preferred shares, 825 par value; 100 shares authorized;
no shares outstanding                                                   --             --              --
Common shares, 0.08 par value; 4,000,000 shares authorized;
100 shares outstanding                                                     8              8               1
Additional paid-in capital                                              --             --              --
Retained earnings                                                       --          865,334         104,553
Total shareholder's equity                                                 8        865,342         104,554
--------------------------------------------------------------   -----------   ------------     -----------
Total liabilities and shareholder's equity                       Y         8   Y104,404,205     $12,614,534
==============================================================   ===========   ============     ===========







               See accompanying notes to the financial statements.


                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                            STATEMENTS OF OPERATIONS

                                                          Chinese Yuan (Renminbi)           U.S. Dollars
                                                  ------------------------------------    ----------------
                                                   From January 12,    From January 12,    From January 12,
                                                     2005 (Date of      2005 (Date of       2005 (Date of
                                                      Inception)         Inception)          Inception)
                                                       through            through             through
                                                     May 31, 2005       June 30, 2005       June 30, 2005
--------------------------------------------------------------------------------------    ----------------
                                                                       (Consolidated       (Consolidated
                                                                       and Unaudited)      and Unaudited)

Revenues                                          Y            --     Y      4,076,425    $        492,530
Cost of revenues                                               --            2,689,810             324,994
--------------------------------------------------------------------------------------    ----------------

Gross profit                                                   --            1,386,615             167,536
--------------------------------------------------------------------------------------    ----------------

Operating expenses
Selling expenses                                               --               37,159               4,490
General and administrative                                     --              166,176              20,078
--------------------------------------------------------------------------------------    ----------------
Total operating expenses                                       --              203,335              24,568
--------------------------------------------------------------------------------------    ----------------

Income from operations                                         --            1,183,280             142,968
--------------------------------------------------------------------------------------    ----------------

Non-operating income (expense)
Interest expense                                               --             (239,147)            (28,895)
--------------------------------------------------------------------------------------    ----------------
Non-operating expense                                          --             (239,147)            (28,895)
--------------------------------------------------------------------------------------    ----------------

Income before taxes                                            --              944,133             114,073
Income tax expense                                             --              (78,799)             (9,521)
--------------------------------------------------------------------------------------    ----------------

Net income                                        Y            --     Y        865,334    $        104,552
======================================================================================    ================

Basic earnings per common share                   Y            --     Y          8,653    $          1,046
======================================================================================    ================

Basic weighted-average common shares outstanding                100                100                 100
======================================================================================    ================

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                               Chinese Yuan (Renminbi)
                                                           -------------------------------------------------------------
                                                                   Common Stock                                Total
                                                           -----------------------------      Retained     Stockholder's
                                                               Shares          Amount         Earnings        Equity
------------------------------------------------------------------------------------------------------------------------
Balance - January 12, 2005 (Date of Inception)                      --         Y    --        Y     --     Y        --
------------------------------------------------------------------------------------------------------------------------
Issuance of common stock                                             100               8            --                 8
------------------------------------------------------------------------------------------------------------------------
Balance - May 31, 2005                                               100               8            --                 8
------------------------------------------------------------------------------------------------------------------------
Net income (consolidated and unaudited)                             --              --           865,334         865,334
------------------------------------------------------------------------------------------------------------------------
Balance as of June 30, 2005 (consolidated and unaudited)             100       Y       8      Y  865,334   Y     865,342
========================================================================================================================





               See accompanying notes to the financial statements.


                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS




                                                         Chinese Yuan (Renminbi)            U.S. Dollars
                                                   -----------------------------------    ----------------
                                                   From January 12,    From January 12     From January 12,
                                                     2005 (Date of      2005 (Date of       2005 (Date of
                                                       Inception)         Inception)          Inception)
                                                        through            through             through
                                                     May 31, 2005       June 30, 2005       June 30, 2005
--------------------------------------------------------------------------------------    ----------------
                                                                        (Consolidated       (Consolidated
                                                                        and Unaudited)      and Unaudited)
Cash flows from operating activities:
Net income                                         Y           --      Y       865,334    $        104,552
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization                                  --               60,330               7,289
Loss on disposal of property and equipment                     --              164,983              19,934
Accretion of discount on notes payable                         --              106,522              12,870
Change in assets and liabilities:
Trade accounts receivable                                      --           (3,912,269)           (472,696)
Other receivables                                              --           (3,757,319)           (453,974)
Advances to suppliers                                          --            6,685,631             807,785
Inventories                                                    --           (4,384,901)           (529,801)
Accounts payable                                               --            4,444,256             536,973
Accrued expenses                                               --               77,703               9,389
Taxes payable                                                  --             (178,334)            (21,547)
Other accounts payable                                         --           (1,766,233)           (213,403)
Advances from customers                                        --              793,734              95,902
--------------------------------------------------------------------------------------    ----------------
Net cash used in operating activities                          --             (800,563)            (96,727)
--------------------------------------------------------------------------------------    ----------------

Cash flows from investing activities:
Purchases of property and equipment                            --              (29,503)             (3,565)
Net cash received in purchase of Hainan                        --            1,068,275             129,073
Proceed from note receivable                                   --               91,728              11,083
--------------------------------------------------------------------------------------    ----------------
Net cash provided by investing activities                      --            1,130,500             136,591
--------------------------------------------------------------------------------------    ----------------

Cash flows from financing activities:
Proceeds from issuance of common stock                            8                  8                   1
--------------------------------------------------------------------------------------    ----------------
                                                                  8                  8                   1
--------------------------------------------------------------------------------------    ----------------

Net increase in cash                                           --              329,945              39,865
Cash and cash equivalents at beginning of period               --                 --                  --
--------------------------------------------------------------------------------------    ----------------

Cash and cash equivalents at end of period         Y              8    Y       329,945    $         39,865
======================================================================================    ================





               See accompanying notes to the financial statements.

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



NOTE 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization - Onny Investment Limited ("Onny") was incorporated in the British Virgin Islands on January 12, 2005. Through June 15, 2005, Onny was a development stage enterprise with no development stage activities except for the acquisition of Hainan Helpson, as discussed below. Upon the acquisition of Hainan Helpson and its operations, Onny emerged from the development stage.

On April 12, 2005, Onny issued 100 shares of common stock to Tusi Hueng Mei ("Ms. Mei") in exchange for Y8 in cash. Ms. Mei also elected herself as Onny's sole director.

On June 16, 2005, the Company acquired all the outstanding shares of Hainan Helpson Medical Biotechnology Co., Ltd (Hainan). See Note 2.

Hainan, formerly Hainan Fulin International Biomedical Industrial Co., Ltd., was incorporated as a privately foreign and Chinese held joint venture between Haikou Biomedical Engineering Co., Ltd. and Fordisland Development, Ltd. in Hainan Province, People's Republic of China (PRC), on February 25, 1993. Fordisland Development held a 30% interest in the Company and Haikou Biomedical Engineering held a 70% interest in the Company. In July 1999, the Company changed its name to Hainan Helpson Medicine & Biotechnique Co., Ltd.

In October 2001, Fordisland Development transferred its 30% interest in the Company to Hainan Kaidi Technique Co. Ltd. and the Company changed its organization status to a wholly Chinese owned enterprise.

Nature of Operations - Hainan manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private sellers in PRC, through its marketing department in Hainan Province and from nine sales representative offices in other provinces and cities. Hainan's other operating activities include biochemical products, health products, and cosmetics.

Basis of Presentation and Translating Financial Statements - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan (Renminbi) and the accompanying financial statements have been expressed in Chinese Yuan. The financial statements as of and for the period ended June 30, 2005 have been translated into United States dollars solely for the convenience of the reader and are unaudited. Solely for this purpose, the financial statements have been translated into U.S. dollars at the rate of Y8.2765 = US $1.00, the approximate exchange rate prevailing on June 30, 2005. The translated United States dollar amounts should not be construed as representing Chinese Yuan amounts or that the Yuan amounts have been or could be converted into United States dollars.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Consolidation - The accompanying consolidated financial statements include the accounts of ONNY Investment Limited and its wholly owned subsidiary, Hainan Helpson Medical Biotechnology Co., Ltd from the date of acquisition on June 16, 2005. All significant inter-company balances and transactions have been eliminated in consolidation.

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)


Fair Values of Financial Instruments --Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the carrying amounts of notes payable approximate fair value because of either the immediate or short-term maturity of these financial instruments or because the underlying instruments are at interest rates which approximate current market rates.

Cash and cash equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Trade receivables and allowance for doubtful accounts - Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts.

The Company presents trade receivables net of allowances for doubtful accounts, to ensure trade receivables are not overstated due to uncollectibility. The allowances are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Provision is made against accounts receivable to the extent they are considered unlikely to be collected. It is common practice in China for receivables to extend beyond one year. Included in trade receivables is approximately Y1,780,000 that occurred more than one year from June 30, 2005, but is estimated to still be collectable.

Inventory - Inventories are stated at weighted average costing. The method of determining inventory costs is used consistently from year to year. Allowance for inventory obsolescence is provided in situation when its market values are lower than its costs at the year end valuation.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the statements of operations in the period of disposition, determined by reference to their carrying amounts.

Intangible Assets - Acquisition costs on patents, trademarks, licenses, techniques, formulas and other intangibles are capitalized and amortized using the straight-line method over their useful lives. For those intangible assets, such as patents, with legal protection over a period, their useful life is the protected period. Others that do not have legal protection periods, are amortized generally over 5 to 10 years. The Company does not capitalize internally generated intangible assets.

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



Intangible assets are techniques for medicines. Amortization on intangible assets was Y8,750 for the period ended June 30, 2005.

Advances to suppliers/ advances from customers - The Company, as is the common practice in the PRC, will often pay advanced payments to suppliers for materials and receive from customers advances for finished products. As of June 30, 2005, the advances to suppliers were Y3,002,951 and the advances from customers were Y3,048,780, respectively.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

Cost of Revenues - Cost of revenues include wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Research and Development - Research and development expenditures are recorded as expenses in the period in which they occur.

Retirement benefit plans - The Company contributes to various employee retirement benefit plans organized by provincial governments under which it is required to make monthly contributions to these plans at rates prescribed by the related provincial governments. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Advertising Costs - Advertising costs are expensed when incurred.

Basict Earnings per Common Share - Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding.

Credit risk - The carrying amounts of accounts receivable included in the balance sheets represent the Company's exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk.

The Company performs ongoing credit evaluations of each customer's financial condition. It maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management's estimations.

Interest rate risk - The Company is exposed to the risk arising from changing interest rates, which may affect the ability of repayment of existing debts and viability of securing future debt instruments within the PRC.

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)


Recently Enacted Accounting Standards - In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs--An Amendment of ARB No. 43, Chapter 4 ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by the Company beginning on January 1, 2006.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"), which revises SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123R also supersedes APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. SFAS 123R must be adopted no later than July 1, 2005. Early adoption is permitted.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets--An Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

The adoption of these pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 2.  ACQUISITION

On May 25, 2005, the Company entered into an agreement with the shareholders of Hainan Helpson Medical Biotechnology Co., Ltd ("Hainan"), a privately held
Chinese joint venture, in which the Company agreed to acquire and the shareholders of Hainan agreed to sell all of the outstanding common shares of Hainan to the Company in exchange for the assumption of obligations to make cash payments to the Hainan shareholders in the form of common stock dividends from Hainan of Y34,076,800, the assumption of Y38,115,843 of other liabilities and the issuance of non-interest bearing promissory notes totaling Y28,000,000 payable three months after Hainan obtains a business license in the People's Republic of China as a wholly foreign owned entity. Hainan obtained such license on June 16, 2005 and the shares of Hainan were transferred to the Company on that date. June 16, 2005 was recognized as the date of the acquisition. The promissory notes are due September 16, 2005.

Hainan manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private sellers in the Peoples Republic of China,

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



through its marketing department in Hainan Province and from nine sales representative offices in other provinces and cities. Hainan's other operating activities include biochemical products, health products, and cosmetics.

Since Hainan is an operating company and control of Hainan changed upon the closing of the acquisition agreement, the Company is the accounting acquirer and has recognized the acquisition of Hainan as a business combination in accordance with Statements of Financial Accounting Standards No. 141, Business Combinations. On April 25, 2005, Hainan declared a dividend to the selling shareholders of Y34,076,800, which equaled Hainan's retained earnings at March 31, 2005 less deferred income tax assets of Y713,565 that are not considered part of distributable profits under Chinese law. The fair value of the net assets of Hainan was determined by appraisal and exceeded the cost of the net assets acquired. That excess was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the non-current assets acquired.

At June 16, 2005, the purchase price was allocated to the assets acquired and liabilities assumed as follows:

Current assets                                                      Y 78,513,015
Property and equipment                                                20,964,041
Intangible assets                                                        584,158
--------------------------------------------------------------------------------
Total assets acquired                                                100,061,214
--------------------------------------------------------------------------------

Current liabilities                                                   64,511,214
Long-term liabilities                                                  8,250,000
--------------------------------------------------------------------------------
Total liabilities assumed                                             72,761,214
--------------------------------------------------------------------------------
Net assets acquired                                                 Y 27,300,000
================================================================================


Intangible assets consist of registered patents, trademarks, licenses, techniques and formulas related to several Western and Chinese medicines, biochemical products, health products, and cosmetics. These intangible assets have a weighted-average useful life of approximately 5 years.

The following unaudited pro forma information is presented to reflect the operations of the Company and Hainan on a combined basis as if the acquisition of Hainan had been completed as of January 1, 2004 and 2005, respectively. The unaudited pro forma information is only illustrative of the effects of the acquisition and does not necessarily reflect the results of operations that would have resulted had the acquisition actually occurred on those dates.

                                                     For the Year    For the Six
                                                        Ended       Months Ended
                                                     December 31,     June 30,
                                                         2004           2005
--------------------------------------------------------------------------------
                                                    Y (unaudited)  Y (unaudited)

Revenue                                                64,059,750     48,143,470
Net income                                             20,677,805     14,620,077
Basic earnings per common share                           206,778        146,201
================================================================================

Pro forma net income for the year ended December 31, 2004 and for the six months ended June 30, 2005 include nonrecurring interest expense of Y700,000 resulting

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)


from the amortization of the discount on the Y28,000,000 promissory notes payable to the former Hainan shareholders, which discount was computed based upon an imputed interest rate of 10% per annum.

NOTE 3.  INVENTORY

Inventory consisted of the following at June 30, 2005:

-------------------------------------------------------------------------------
Raw materials                                                      Y 23,243,540
Work in progress                                                      3,804,086
Finished goods                                                        4,574,212
Provision for obsolescence                                              (14,709)
-------------------------------------------------------------------------------
Total Inventory                                                    Y 31,607,129
===============================================================================


NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

-------------------------------------------------------------------------------
Permit of land use                                                 Y  2,816,679
Building                                                              8,813,969
Plant, machinery and equipment                                        8,990,916
Motor vehicle                                                           115,405
Office equipment                                                         91,592
-------------------------------------------------------------------------------
Total                                                                20,828,561
Less: Accumulated depreciation                                          (51,580)
-------------------------------------------------------------------------------
Property, pland and equipment, net                                 Y 20,776,981
===============================================================================

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Assets                                                                    Life
--------------------------------------------------------------------------------
Permit of land use                                                       40 - 70
Building                                                                 20 - 35
Plant, machinery and equipment                                              10
Motor vehicle                                                             5 - 10
Office equipment                                                            5
--------------------------------------------------------------------------------


Depreciation expense was Y51,580 ($6,232) for the period from January 12, 2005 through June 30, 2005.


NOTE 5.  INTANGIBLE ASSETS

Intangible assets represent the costs on patents, trademarks, licenses, techniques and formulas. Intangible assets have a weighted-average useful life of approximately 5 years. One intangible asset, valued at Y414,792 has an indefinite life and is not being amortized. The estimated aggregate amortization expense for the remainder of the period ending December 31, 2005 and the succeeding four years is as follows:

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



--------------------------------------------------------------------------------
2005                                                                    Y 24,281
2006                                                                      41,936
2007                                                                      41,936
2008                                                                      27,826
2009                                                                      24,638
--------------------------------------------------------------------------------

NOTE 6. INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any tax credit carry forwards available. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The provision for income taxes consisted only of current taxes payable of Y78,799. The Company is not subject to any income taxes in the United States. Income tax expense differed from the amounts computed by applying the enterprise income tax rate of 7.5% to pretax income as a result of the following:



Tax at statutory rate (7.5%)                                         Y    70,810
Nondeductible expenses                                                     7,989
--------------------------------------------------------------------------------
Provision for income taxes                                           Y    78,799
================================================================================


At June 30, 2005, net deferred tax assets consisted of the following:


Allowances for doubtful accounts receivable                          Y   834,320
Property and equipment                                                 1,448,437
Intangible assets                                                         40,360
--------------------------------------------------------------------------------
Total deferred tax assets                                              2,323,117
Less: Valuation allowance                                              2,000,000
--------------------------------------------------------------------------------
Net deferred tax assets                                              Y   323,117
================================================================================

The Company has also incurred various other taxes, primarily comprised of business tax, value-added tax, urban construction tax, education surcharges and etc. Any unpaid amounts are reflected on the balance sheets as other taxes payable.

NOTE 7.  NOTES PAYABLE

Notes payable consisted of the following at June 30, 2005:


                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)



-------------------------------------------------------------------------------------
Note payable to a bank, bearing interest at 6.6%, secured by equipment,
  building and land use rights, due in August 2005                       Y  15,000,000
Note payable to a bank, bearing interest at 6.6%, secured by equipment,
  building and land use rights, due in March 2006                           8,000,000
Note payable to former Hainan Helpson shareholders, noninterest bearing, secured by the capital stock of Hainan Helpson, due
  September 16, 2005, net of Y593,478 unamortized discount,
  discount is based on imputed interest rate of 10%                        27,406,522
-------------------------------------------------------------------------------------
Total notes payable                                                        50,406,522
Less: Current portion                                                     (42,406,522)
-------------------------------------------------------------------------------------
Long-term notes payable                                                  Y  8,000,000
=====================================================================================


Annual maturities of notes payable for the remainder of the period ending December 31, 2005 and thereafter are as follows:

--------------------------------------------------------------------------------
2005                                                                Y 43,000,000
2006                                                                   8,000,000
================================================================================

NOTE 8. STOCKHOLDERS' EQUITY

On July 6, 2005, the shareholder amended the Company's articles of incorporation increasing the number of authorized common shares to 4,000,000, reducing the par value of the common shares to Y0.08 per share and authorizing 100 preferred shares with a par value of Y825 each. The accompanying financial statements have been restated to reflect the effects of this stock split.

In the event of declared dividends, the preferred shareholders, if any, shall receive dividends prior to common shareholders at a rate of Y0.64 per annum for each preferred share. Following the payment of preferred dividends, the preferred shareholders shall participate equally with common shareholders. Preferred dividends are non-cumulative. The preferred shares are convertible into common shares on a one-for-one basis any time after the date of issuance, at the option of the holder.

NOTE 9.  RELATED-PARTY TRANSACTIONS

Significant balances receivable from related parties at June 30, 2005 include Y557,409 receivable from Chongquing Chencial Medical Holding Group, Ltd., a shareholder, and Y1,209,792 receivable from Haikou Biomedical Engineering Co., Ltd., a shareholder.

NOTE 10.  COMMITMENTS AND CONTINGENCIES

The Company incurred rental expense, of Y1,818 for the period ended June 30, 2005.

Economic environment - Significantly all of the Company's operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social

                     ONNY INVESTMENT LIMITED AND SUBSIDIARY
                          Notes to Financial Statements
                 (Information with Respect to June 30, 2005 and
                  for the Period from January 12, 2005 (Date of
                 Inception) through June 30, 2005 is Unaudited)
               (Information in United States Dollars is Unaudited)





conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

NOTE 11.  CONCENTRATIONS

For the period ended June 30, 2005, the company had sales to two major customers that accounted for 45% of total sales.

NOTE 12 - SUBSEQUENT EVENTS

On August 16, 2005, the Onny  shareholder  made a capital  investment in Onny of
(Y)28,437,495 in cash in exchange for the issuance of 29,600 additional common shares. On August 18, 2005, the articles of incorporation of Onny were amended to increase the authorized number of common shares to 40,000 shares, (Y)827.65 (US$100) par value, and the authorized number of shares of preferred stock to 10,000 shares, (Y)827.65 (US$100) par value. On October 19, 2005, Onny issued 10,000 preferred shares in exchange for (Y)35,692,406 in cash, net of offering costs and estimated registration costs, and on that same date, those preferred shares were converted into 10,000 Onny common shares, and principal payments of
(Y)28,000,000   were  made  on  the  promissory   notes  to  the  former  Hainan
shareholders.

Also on October 19, 2005, Onny was reorganized as a wholly-owned subsidiary of TS Electronics, Inc. The reorganization was accomplished by the Onny shareholders exchanging their 39,700 Onny common shares for 27,499,940 common shares of TS Electronics, Inc. and for the commitment by TS Electronics, Inc. to issue the original Onny shareholder 4,723,056 common shares following an amendment of the TS Electronics, Inc. articles of incorporation increasing the number of common shares authorized to 100,000,000 shares.

                    [LETTERHEAD OF HANSEN, BARNETT & MAXWELL]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholders
Hainan Helpson Medicine & Biotechnique Co., Ltd.


We have audited the accompanying balance sheets of Hainan Helpson Medicine & Biotechnique Co., Ltd. as of December 31, 2003 and 2004, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hainan Helpson Medicine & Biotechnique Co., Ltd. as of December 31, 2003 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                       HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
June 4, 2005

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                                 BALANCE SHEETS
                                                                   Chinese Yuan (Renminbi)                 U.S. Dollars
                                                          ----------------------------------------   --------------------------
                                                                 December 31,          March 31,    December 31,   March 31,
                                                          --------------------------   ------------   ------------   -----------
                                                              2003          2004          2005          2004           2005
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
ASSETS                                                                                (unaudited)    (unaudited)   (unaudited)
Current assets
Cash and cash equivalents                                 Y 2,768,395   Y  5,027,342   Y    238,450   $    607,424   $    28,810
Trade accounts receivables, less allowance for doubtful
  accounts of 8,115,881, 8,611,547,  8,611,547 (unaudited)
  $1,040,482 (unaudited), and $1,040,482 (unaudited),
  respectively                                             10,425,289     19,948,709     25,047,836      2,410,282     3,026,380
Other non-trade receivables, less allowance for doubtful
  accounts of 707,119 , 910,800 , 910,800 (unaudited),
  $110,047 (unaudited), and $110,047 (unaudited),
  respectively                                              5,216,693      7,563,904      7,309,331        913,901       883,143
Advances to suppliers                                       7,814,575      6,616,135     15,668,789        799,388     1,893,166
Notes receivable                                              619,317        170,000         30,000         20,540         3,625
Inventory, less provision for obsolescence
  of 14,709, 14,709, 14,709 (unaudited),
  $1,777 (unaudited), and $1,777 (unaudited),
  respectively                                             14,889,677     23,226,529     26,251,668      2,806,323     3,171,832
Accounts receivable - related parties                       1,875,000        532,603        532,603         64,351        64,351
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
 Total current assets                                      43,608,946     63,085,222     75,078,677      7,622,209     9,071,307
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Non-current assets
Property and equipment, net of accumulated depreciation
  of 5,247,911 and 5,607,021, 6,306,908 (unaudited),
  $677,463 (unaudited), and $762,026 (unaudited),
  respectively                                             43,510,867     41,050,518     40,534,431      4,959,889     4,897,533
Intangible assets, net of accumulated amortization
  of 1,493,952and 1,871,579 1,942,829 (unaudited),
  $226,132 (unaudited), and $234,740 (unaudited),
  respectively                                              1,356,048      1,161,047      1,089,797        140,282       131,674
Deferred tax asset                                            654,817        713,565        713,565         86,216        86,216
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total non-current assets                                   45,521,732     42,925,130     42,337,793      5,186,387     5,115,423
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total assets                                              Y89,130,678   Y106,010,352   Y117,416,470   $ 12,808,596   $14,186,730
=====================================================================   ============   ============   ============   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable                                    Y 7,694,571   Y  2,237,476   Y  3,411,700   $    270,341   $   412,215
Accrued expenses                                               95,221         80,874          4,861          9,772           587
Taxes payable                                                 897,899      3,229,483      3,022,253        390,199       365,161
Other accounts payable                                      7,651,839      4,317,858      5,015,070        521,701       605,941
Advances from customers                                     2,357,672      2,140,307      3,087,397        258,600       373,032
Dividend payable                                              220,274      1,420,274      1,643,836        171,603       198,615
Accounts payable - related party                            1,080,240      1,106,292      1,209,792        133,667       146,172
Short-term notes payable                                    3,800,000           --             --             --            --
Current portion of long-term note payable                        --       15,000,000     15,000,000      1,812,360     1,812,360
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total current liabilities                                  23,797,716     29,532,564     32,394,909      3,568,243     3,914,083
---------------------------------------------------------------------   ------------   ------------   ------------   -----------

Long-term liability
Long-term note payable                                     15,000,000      8,000,000      8,000,000        966,592       966,592
Research and development commitment                           250,000        250,000        250,000         30,206        30,206
Convertible mandatorily redeemable preferred stock,
  1.00 ($0.12)  par value; 5,000,000, 5,000,000 and 0
  shares authorized, issued and outstanding                10,000,000     10,000,000           --        1,208,240          --
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total long-term liabilities                                25,250,000     18,250,000      8,250,000      2,205,038       996,798
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total liabilities                                          49,047,716     47,782,564     40,644,909      5,773,281     4,910,881
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Shareholders' equity
Common shares, 1.00 ($0.12) par value; 23,000,000,
  23,000,000, 28,000,000 shares authorized, issued
  and  outstanding                                         23,000,000     23,000,000     28,000,000      2,778,952     3,383,073
Additional paid-in capital                                  3,164,000      3,164,000      8,164,000        382,287       986,407
Statutory reserves                                          2,924,284      5,817,196      5,817,196        702,857       702,857
Retained earnings                                          10,994,678     26,246,592     34,790,365      3,171,219     4,203,512
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total shareholders' equity                                 40,082,962     58,227,788     76,771,561      7,035,315     9,275,849
---------------------------------------------------------------------   ------------   ------------   ------------   -----------
Total liabilities and shareholders' equity                Y89,130,678   Y106,010,352   Y117,416,470   $ 12,808,596   $14,186,730
=====================================================================   ===========    ============   ============   ===========

               See accompanying notes to the financial statements.

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                            STATEMENTS OF OPERATIONS


                                                              Chinese Yuan (Renminbi)                       U.S. Dollars
                                    ------------------------------------------------------------    ------------------------------
                                        For the years ended       For the three    For the period   For the year     For the three
                                            December 31,           months ended    from April 1         ended         months ended
                                    -----------    -----------      March 31,       to June 15,     December 31,        March 31,
                                        2003           2004            2005             2004            2005              2005
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------
                                                                   (unaudited)      (unaudited)      (unaudited)      (unaudited)
Revenues                            Y31,149,004    Y64,059,750    Y  24,400,868    Y  19,666,177    $   7,739,957    $   2,948,211

Cost of revenues                     15,354,998     38,200,114       14,221,864       13,445,223        4,615,491        1,718,343
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Gross profit                         15,794,006     25,859,636       10,179,004        6,220,954        3,124,466        1,229,868
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Operating expenses
Selling expenses                        479,979        661,333          164,448          153,616           79,905           19,869
General and administrative            5,661,976      2,954,655          622,443        2,226,281          356,993           75,206
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------
Total operating expenses              6,141,955      3,615,988          786,891        2,379,897          436,898           95,075
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Income from operations                9,652,051     22,243,648        9,392,113        3,841,057        2,687,568        1,134,793
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Non-operating income (expense)
Interest income                          18,879         14,506            2,139            1,139            1,753              258
Interest expense                       (634,336)    (1,340,709)        (332,577)        (260,956)        (161,990)         (40,183)
Other income (expense)                  304,688         57,262             (840)          (3,748)           6,919             (101)
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------
Non-operating expense                  (310,769)    (1,268,941)        (331,278)        (263,565)        (153,318)         (40,026)
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Income before taxes                   9,341,282     20,974,707        9,060,835        3,577,492        2,534,250        1,094,767
Income tax expense                     (566,919)    (1,629,881)        (293,500)       1,388,972         (196,929)         (35,462)
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------

Net income                            8,774,363     19,344,826        8,767,335        4,966,464        2,337,321        1,059,305

Perferred stock dividends              (220,274)    (1,200,000)        (223,562)            --           (144,989)         (27,012)
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------
Net income available
to common shareholders              Y 8,554,089    Y18,144,826    Y   8,543,773        4,966,464    $   2,192,332    $   1,032,293
===============================================    ===========    =============    =============    =============    =============

Earnings per common share
Basic                               Y      0.43    Y      0.84    Y        0.36    $        0.18    $        0.10    $        0.04
Diluted                             Y      0.40    Y      0.65    Y        0.35    $        0.18    $        0.08    $        0.04
-----------------------------------------------    -----------    -------------    -------------    -------------    -------------



               See accompanying notes to the financial statements.


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                  Chinese Yuan (Renminbi)
                                  ----------------------------------------------------------------------------------------
                                       Common Stock              Additional
                                  ---------------------------     Paid-in       Statutory       Retained
                                     Shares         Amount        Capital        Reserves       Earnings         Total
--------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2002     20,000,000   Y 20,000,000   Y    164,000   Y  1,650,116   Y  3,714,757    Y 25,528,873

Issuance of common stock             3,000,000      3,000,000      3,000,000           --             --         6,000,000
Net income for the year                   --             --             --        1,274,168      7,500,195       8,774,363
Perferred stock dividend                  --             --             --             --         (220,274)       (220,274)
--------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2003     23,000,000     23,000,000      3,164,000      2,924,284     10,994,678      40,082,962

Net income for the year                   --             --             --        2,892,912     16,451,914      19,344,826
Perferred stock dividend                  --             --             --             --       (1,200,000)     (1,200,000)
--------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2004     23,000,000     23,000,000      3,164,000      5,817,196     26,246,592      58,227,788

Net income for the period                 --             --             --             --        8,767,335       8,767,335
Perferred stock dividend                  --             --             --             --         (223,562)       (223,562)
Conversion of preferred stock        5,000,000      5,000,000      5,000,000           --             --        10,000,000
--------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 2005        28,000,000    Y28,000,000   Y  8,164,000   Y  5,817,196   Y 34,790,365    Y 76,771,561
==========================================================================================================================


                                                                       U.S. dollars
                                                                        (unaudited)
                                  ----------------------------------------------------------------------------------------
                                       Ordinary Stock            Additional
                                  ---------------------------     Paid-in        Statutory      Retained
                                     Shares         Amount        Capital        Reserves       Earnings          Total
                                  ------------   ------------   ------------   ------------   ------------    ------------

Balance as of December 31, 2003     23,000,000   $  2,778,952   $    382,287   $    353,324   $  1,328,421    $  4,842,984

Net profit for the year                   --             --             --          349,533      1,987,788       2,337,321
Dividends declared                        --             --             --             --         (144,990)       (144,990)
--------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 2004     23,000,000      2,778,952        382,287        702,857      3,171,219       7,035,315

Net profit for the period                 --             --             --             --        1,059,305       1,059,305
Dividends declared                        --             --             --             --          (27,012)        (27,012)
Conversion of preferred stock        5,000,000        604,121        604,120           --             --         1,208,241
--------------------------------------------------------------------------------------------------------------------------
Balance as of March 31, 2005        28,000,000   $  3,383,073   $    986,407   $    702,857   $  4,203,512    $  9,275,849
==========================================================================================================================





               See accompanying notes to the financial statements.


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                            STATEMENTS OF CASH FLOWS

                                                                  Chinese Yuan (Renminbi)                    U.S. Dollars
                                                       -------------------------------------------    -----------------------------
                                                          For the years ended        For the three     For the year   For the three
                                                              December 31,            months ended        ended        months ended
                                                       --------------------------      March 31,      December 31,      March 31,
                                                          2003           2004             2005             2004            2005
------------------------------------------------------------------    -----------    -------------    -------------   -------------
                                                                                      (unaudited)      (unaudited)     (unaudited)

Cash flows from operating activities:
Net income                                             Y 8,774,363    Y19,344,826    Y   8,767,335    $   2,337,321   $   1,059,305
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
   Depreciation and amortization                         1,574,554      3,008,229          771,137          363,466          93,172
Change in assets and liabilities:
  Trade accounts receivable                              2,506,986     (9,523,420)      (5,099,127)      (1,150,658)       (616,098)
  Other receivables                                     (1,310,302)    (2,347,211)         254,573         (283,599)         30,759
  Advances to suppliers                                  5,820,109      1,198,440       (9,052,654)         144,800      (1,093,778)
  Inventories                                           (8,287,112)    (8,336,852)      (3,025,139)      (1,007,292)       (365,509)
  Deferred tax asset                                      (279,908)       (58,748)            --             (7,098)           --
  Accounts payable                                       5,093,294     (5,457,095)       1,174,224         (659,348)        141,874
  Accrued expenses                                          95,221        (14,347)         (76,013)          (1,733)         (9,184)
  Taxes payable                                            429,249      2,331,584         (207,230)         281,711         (25,038)
  Other accounts payable                                (8,800,608)    (3,333,981)         697,212         (402,825)         84,240
  Advances from customers                                 (679,110)      (217,365)         947,090          (26,264)        114,431
------------------------------------------------------------------    -----------    -------------    -------------   -------------
Net cash provided by (used in) operating activities      4,936,736     (3,405,940)      (4,848,592)        (411,519)       (585,826)
------------------------------------------------------------------    -----------    -------------    -------------   -------------

Cash flows from investing activities:
Purchases of property and equipment                    (31,042,805)      (170,253)        (183,800)         (20,571)        (22,208)
Purchase of intangible assets                             (600,000)      (182,626)            --            (22,066)           --
Change in accounts receivable - related parties         (1,875,000)     1,342,397             --            162,194            --
Change in notes receivable                                (619,317)       449,317          140,000           54,288          16,915
Change in accounts payable - related parties            (3,881,068)        26,052          103,500            3,148          12,505
------------------------------------------------------------------    -----------    -------------    -------------   -------------
Net cash provided by (used) in investing activities    (38,018,190)     1,464,887           59,700          176,993           7,212
------------------------------------------------------------------    -----------    -------------    -------------   -------------

Cash flows from financing activities:
Proceeds received from long-term notes payable          15,000,000      8,000,000             --            966,592            --
Proceeds from short-term loans                           5,000,000           --               --               --              --
Principal payment on short-term loans                   (1,200,000)    (3,800,000)            --           (459,131)           --
Proceeds from issuance of preferred stock               10,000,000           --               --               --              --
Proceeds from issuance of common stock                   6,000,000           --               --               --              --
------------------------------------------------------------------    -----------    -------------    -------------   -------------
Net cash provided by financing activities               34,800,000      4,200,000             --            507,461            --
------------------------------------------------------------------    -----------    -------------    -------------   -------------

Net increase (decrease) in cash                          1,718,546      2,258,947       (4,788,892)         272,935        (578,614)

Cash and cash equivalents at beginning of period         1,049,849      2,768,395        5,027,342          334,489         607,424
------------------------------------------------------------------    -----------    -------------    -------------   -------------

Cash and cash equivalents at end of period             Y 2,768,395    Y 5,027,342    Y     238,450    $     607,424   $      28,810
==================================================================    ===========    =============    =============   =============

Supplemental Cash Flow In Formation
Taxes paid                                             Y   715,333    Y   712,015    Y       8,979    $      86,028   $       1,085
Interest paid                                              627,554      1,317,287          362,781          159,160          43,833
==================================================================    ===========    =============    =============   =============

Schedule of Noncash Investing and Financing Activities
Preferred dividends declared but not paid              Y   220,274    Y 1,200,000    Y     223,562    $     144,989   $      27,012
Convert preferred stock and preferred stock dividends
  to common stock                                      Y      --      Y      --      Y  11,643,836    $        --     $   1,406,856
==================================================================    ===========    =============    =============   =============



               See accompanying notes to the financial statements.

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)


NOTE 1.  ORGANIZATION AND NATURE OF OPERATIONS

Organization - Hainan Helpson Medicine & Biotechnique Co., Ltd. (the Company), formerly Hainan Fulin International Biomedical Industrial Co., Ltd., was incorporated as a privately foreign and Chinese held joint venture between Haikou Biomedical Engineering Co., Ltd. and Fordisland Development, Ltd. in Hainan Province, People's Republic of China (PRC), on February 25, 1993. Fordisland Development held a 30% interest in the Company and Haikou Biomedical Engineering held a 70% interest in the Company. In July 1999, the Company changed its name to Hainan Helpson Medicine & Biotechnique Co., Ltd.

In October 2001, Fordisland Development transferred its 30% interest in the Company to Hainan Kaidi Technique Co. Ltd. and the Company changed its organization status to a wholly Chinese owned enterprise. In June 2005, the Company's shareholders sold their interest in the Company to Onny Investment Limited, a British Virgin Islands company, and the Company changed its organization status to a wholly foreign owned enterprise.

Nature of Operations -The Company manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private sellers in PRC, through its marketing department in Hainan Province and from nine sales representative offices in other provinces and cities. The Company's other operating activities include biochemical products, health products, and cosmetics.

NOTE 2.  SIGNIFICANT ACCONTING POLICIES

Basis of Presentation and Translating Financial Statements - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan (Renminbi) and the accompanying financial statements have been expressed in Chinese Yuan. The financial statements as of and for the year ended December 31, 2004 and as of and for the three months ended March 31, 2005 have been translated into United States dollars solely for the convenience of the reader and are unaudited. Solely for this purpose, the financial statements have been translated into U.S. dollars at the rate of Y8.2765 = US $1.00, the approximate exchange rate prevailing on December 31, 2004 which remained unchanged as of March 31, 2005. These translated United States dollar amounts should not be construed as representing Chinese Yuan amounts or that the Yuan amounts have been or could be converted into United States dollars.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - The carrying amounts reported in the balance sheets for cash and cash equivalents, trade receivables, advances to supplier, notes receivable , accounts receivable-related parties, accounts payable and accrued expenses, taxes payable, other accounts payable, deferred tax assets, short-term debts approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company had no derivative financial instruments in any of the years presented.

Cash and cash equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Trade receivables and allowance for doubtful accounts - Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts.

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)



The Company presents trade receivable, net of allowances for doubtful accounts, to ensure trade receivable are not overstated due to uncollectibility. The allowances are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Provision is made against accounts receivable to the extent they are considered unlikely to be collected. It is common practice in China for receivables to extend beyond one year. Included in trade receivables is approximately Y5,000 that occurred more than one year from December 31, 2004, but is estimated to still be collectable.

Inventory - Inventories are stated at weighted average costing. The method of determining inventory costs is used consistently from year to year. Allowance for inventory obsolescence is provided in situation when its market values are lower than its costs at the year end valuation.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows. The Company had an appraisal performed as of March 31, 2005 and determined that no impairment had occurred.

Property and Equipment - Gains and losses on disposal of property, plant and equipment are determined by reference to their carrying amounts.

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Asset                                                                     Life
--------------------------------------------------------------------------------
Permit of land use                                                       40 - 70
Building                                                                 20 - 35
Plant, machinery and equipment                                              10
Motor vehicle                                                             5 - 10
Office equipment                                                            5
--------------------------------------------------------------------------------

Maintenance   and  repairs  are  charged  to  expense  as  incurred   and  major
improvements are capitalized. Gains or losses on sales or retirements are included in the statements of operations in the year of disposition. Depreciation expense was Y1,439,553, Y2,630,602 ($317,840), and Y699,887
($84,563) for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.

Intangible Assets - Acquisition costs on patents, trademarks, licenses, techniques, formulas and other intangibles are capitalized and amortized using the straight-line method over their useful lives. For those intangible assets, such as patents, with legal protection over a period, their useful life is the protected period. Others that do not have legal protection periods, are amortized generally over 5 to 10 years. The Company does not capitalize internally generated intangible assets.

Intangible assets are techniques for medicines. Amortization on intangible assets was Y135,001, Y377,627 ($45,626) and Y71,250 ($8,609) for the years ended
December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)



Advances to suppliers/ advances from customers - The Company, as is the common practice in the PRC, will often pay advanced payments to suppliers for materials and receive from customers advances for finished products. For the years ended
December 31, 2003 and 2004 and for the three months ended March 31, 2005, the advances to suppliers were: Y7,814,575, Y6,616,135 ($799,388) and Y15,668,789
($1,893,166), respectively and the advances from customers were: Y2,357,672, Y2,140,307 ($258,600) and Y3,087,397 ($373,033), respectively.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectibility is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

Cost of Revenues - Cost of revenues include wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Research and Development - Research and development expenditures are recorded as expenses at the period they occurred and were Y6,902, Y306,984 ($37,091) and Y689 ($83) for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.

Retirement  benefit  plans  -  The  Company   contributes  to  various  employee
retirement  benefit plans organized by provincial  governments under which it is required to make monthly contributions to these plans at rates prescribed by the related provincial  governments.  The provincial governments undertake to assume the retirement benefit  obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Advertising Costs - Advertising costs are expensed when incurred. Total advertising expense was Y17,100, Y14,500 ($1,751) and Y3,000 ($362) for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any tax credit carry forwards available. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is not subject to any income taxes in the United States. Income tax expense differed from the amounts computed by applying the enterprise income tax rate of 7.5% to pretax income as a result of the following:

                                                            Chinese Yuan (Renminbi)                 U.S. Dollars
                                                    --------------------------------------    --------------------------
                                                           December 31,         March 31,     December 31,    March 31,
                                                    ------------------------    ----------    --------------------------
                                                       2003          2004          2005           2004           2005
----------------------------------------------------------------------------    ----------    --------------------------
Tax calculated at a tax rate of 7.5%                Y  846,827   Y 1,688,629    Y  679,563    $    204,027    $   82,108
Impairment loss on valuation (net of tax effects)     (279,908)      (58,748)     (386,063)         (7,098)      (46,646)
----------------------------------------------------------------------------    ----------    --------------------------
Income tax provision (benefit)                      Y  566,919   Y 1,629,881    Y  293,500    $    196,929    $   35,462
==========================================================================================    ==========================


The Company also incurs various other taxes, primarily comprised of business tax, value-added tax, urban construction tax, education surcharges and etc. Any unpaid amounts are reflected on the balance sheets as other taxes payable.


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)


Net Earnings per Common Share - Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding.
Diluted earnings per common share is computed by dividing net income, adjusted for dividends associated with mandatorily redeemable preferred stock, by the weighted-average number of common shares and dilutive potential common share equivalents outstanding. Potential common share equivalents consist of shares issuable upon the conversion of preferred stock.

The following table is a reconciliation  of the numerators and denominators used
in  the   calculation   of  basic  and  diluted   earnings  per  share  and  the
weighted-average common shares outstanding for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005:

                                                     Chinese Yuan (Renminbi)                     U.S. Dollars
                                            ------------------------------------------   -------------------------------
                                               For the years ended      For the three     For the year     For the three
                                                   December 31,          months ended        ended          months ended
                                            -------------------------      March 31,      December 31,       March 31,
                                               2003          2004             2005            2004             2005
                                                                          (unaudited)      (unaudited)      (unaudited)

Net income available to common shareholders Y 8,554,089  Y 18,144,826   Y    8,543,773   $    2,192,332   $    1,032,293
Preferred stock dividend                        220,274     1,200,000          223,562          144,989           27,012
--------------------------------------------------------------------------------------   --------------   --------------
Net income                                    8,774,363    19,344,826        8,767,335        2,337,321        1,059,305

Basic weighted-average common shares
outstanding                                  20,550,685    23,000,000       24,544,118       23,000,000       24,544,118
Effect of dilutive securities
Convertible Preferred Stock                     917,808     5,000,000             --          5,000,000             --
--------------------------------------------------------------------------------------   --------------   --------------
Diluted weighted-average common shares
outstanding                                  21,468,493    28,000,000       24,544,118       28,000,000       24,544,118
--------------------------------------------------------------------------------------   --------------   --------------
Basic earnings per share                    Y      0.43  Y       0.84   Y         0.36   $         0.10   $         0.04
Diluted earnings per share                  Y      0.40  Y       0.65   Y         0.35   $         0.08   $         0.04
======================================================================================   ==============   ==============

From October 25, 2003 through March 10, 2005, there were mandatory redeemable preferred stock potential common share equivalents from convertible preferred stock of 5,000,000 common shares. On March 10, 2005, the Preferred stock was converted to common stock.

Credit risk - The carrying amounts of accounts receivable included in the balance sheets represent the Company's exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk.

The Company performs ongoing credit evaluations of each customer's financial condition. It maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management's estimations.

Interest rate risk - The Company is exposed to the risk arising from changing interest rates, which may affect the ability of repayment of existing debts and viability of securing future debt instruments within the PRC.

Recently Enacted Accounting Standards - In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs--An Amendment of ARB No. 43, Chapter 4 ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by the Company beginning on January 1, 2006.



                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)


In  December  2004,  the FASB issued SFAS No. 123  (revised  2004),  Share-Based
Payment ("SFAS 123R"),  which revises SFAS No. 123,  Accounting for  Stock-Based
Compensation.  SFAS 123R also supersedes APB 25,  Accounting for Stock Issued to
Employees, and amends SFAS No. 95, Statement of Cash Flows. In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. SFAS 123R must be adopted no later than July 1, 2005.
Early adoption is permitted.

In  December  2004,  the FASB issued SFAS No.  153,  Exchanges  of  Non-monetary
Assets--An  Amendment  of  APB  Opinion  No.  29,  Accounting  for  Non-monetary
Transactions ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph
21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

The adoption of these pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 3.  INVENTORY

Inventory consisted of the following:


                                                  Chinese Yuan (Renminbi)                    U.S. Dollars
                                      -------------------------------------------    ------------------------------
                                          For the years ended       For the three    For the year     For the three
                                             December 31,            months ended       ended          months ended
                                      --------------------------       March 31,      December 31,      March 31,
                                          2003           2004            2005             2004             2005
---------------------------------------------------------------------------------    -------------    -------------
                                                                     (unaudited)      (unaudited)      (unaudited)
Raw materials                         Y 4,817,221    Y13,566,628    Y  16,955,038    $   1,639,175    $   2,048,576
Work in progress                          147,088      2,714,904        4,097,491          328,026          495,075
Finished Goods                          9,940,077      6,959,706        5,213,848          840,900          629,958
Provision for impairment                  (14,709)       (14,709)         (14,709)          (1,777)          (1,777)
---------------------------------------------------------------------------------    -------------    -------------
Total inventory                       Y14,889,677    Y23,226,529    Y  26,251,668    $   2,806,323    $   3,171,832
=================================================================================    =============    =============


NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:


                                                 Chinese Yuan (Renminbi)                     U.S. Dollars
                                      -------------------------------------------    ------------------------------
                                         For the years ended        For the three    For the year     For the three
                                             December 31,            months ended        ended         months ended
                                      --------------------------      March 31,       December 31,     March 31,
                                          2003           2004            2005             2004             2005
----------------------------------------------------------------    -------------    -------------    -------------

                                                                     (unaudited)      (unaudited)      (unaudited)
Permit of land use                    Y 5,589,000    Y 5,589,000    Y   5,589,000    $     675,285    $     675,285
Building                               19,784,852     19,784,852       19,794,905        2,390,485        2,391,700
Plant, machinery and equipment         22,080,454     22,207,141       22,233,441        2,683,156        2,686,334
Motor vehicle                             844,685        844,685          992,132          102,058          119,873
Office equipment                          459,787        503,353          503,353           60,817           60,817
---------------------------------------------------------------------------------    -------------    -------------
Total                                  48,758,778     48,929,031       49,112,831        5,911,802        5,934,010
Less:  Accumulated depreciation        (5,247,911)    (7,878,513)      (8,578,400)        (951,914)      (1,036,477)
---------------------------------------------------------------------------------    -------------    -------------
Property, plant and equipment, net    Y43,510,867    Y41,050,518    Y  40,534,431    $   4,959,889    $   4,897,533
=================================================================================    =============    =============


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)




NOTE 5.  INTANGIBLE ASSETS

Intangible  assets  represent  the  costs  on  patents,  trademarks,   licenses,
techniques, formulas, etc. Intangible assets have a weighted-average useful life of approximately 2 years. One intangible asset,  valued at Y782,626 ($94,560) is not being amortized by the company. Estimated aggregate amortization expense for the succeeding five years ending December 31, is as follows:

                                                         Yuan       U.S. Dollars
--------------------------------------------------------------------------------
2005                                                   Y91,625        $11,071
2006                                                    79,124          9,560
2007                                                    79,124          9,560
2008                                                    52,501          6,343
2009                                                    45,000          5,437
Thereafter                                              31,047          3,751


NOTE 6.  NOTES PAYABLE

The Company received proceeds of Y15,000,000 and Y8,000,000 under the terms of a note payable during 2003 and 2004 respectively. Each note is due in 24 months, and accrues interest at 6.59% per annum.

A summary of notes payable at December 31, 2003, 2004 and March 31, 2005 are as follows:


                                                                              Chinese Yuan (Renminbi)                 U.S. Dollars
                                           ----------------------------------------   -----------------------------
                                              For the years ended     For the three   For the year    For the three
                                                  December 31,         months ended       ended        months ended
                                           -------------------------     March 31,    December 31,       March 31,
                                               2003         2004           2005            2004            2005
--------------------------------------------------------------------  -------------   -------------   -------------
                                                                      (unaudited)     (unaudited)     (unaudited)
Note payable to bank bearing interest at
6.6% secured by equipment, building and
land use rights; payable in 24 months      Y15,000,000   Y15,000,000  Y   15,000,000   $   1,812,360   $   1,812,360

Note payable to bank bearing interest at
6.6% secured by equipment, building and
land use rights; payable in 24 months             --       8,000,000       8,000,000         966,592         966,592
-------------------------------------------------------------------------------------------------------------------
Total                                      Y15,000,000   Y23,000,000  Y   23,000,000   $   2,778,952   $   2,778,952


Annual maturities of long-term debt as of December 31, 2004 for each of the next five years are as follows:

                                                       Yuan         U.S. Dollars
--------------------------------------------------------------------------------
2005                                               Y15,000,000       $ 1,812,360
2006                                                 8,000,000           966,592
Thereafter                                                   -                 -
--------------------------------------------------------------------------------

Interest accrued on the notes payable equaled Y16,104, Y32,204 ($3,891) and Y0 ($0) for the years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005, respectively.

NOTE 7. STOCKHOLDERS' EQUITY

Preferred stock - On October 25, 2003, the Company issued 5,000,000 shares of preferred stock. The preferred stock carries a 24% cumulative dividend. After three years from the date of issuance, the preferred shareholder can convert their preferred shares to common shares or have the preferred shares redeemed by


                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)



the Company at a price not less than the  original  value.  The Company  accrued
Y220,274,  Y1,200,000 ($144,989) and Y223,562 ($27,012) as dividends payable for the years ended  December 31, 2003 and 2004 and for the three months ended March
31, 2005. During March 2005, the preferred shareholder sold their preferred shares to the majority common shareholder and immediately upon sale, the preferred shares, valued at Y10,000,000 ($1,208,240) was converted to common shares by issuing 5,000,000 shares of common stock.

Common Stock - The Company is required to keep enough common shares available as to allow for the conversion of the convertible, mandatorily redeemable Preferred
Stock. At December 31, 2004 this amounted to keeping at least 5,000,000 shares of common stock available for issuance.

Statutory  Reserves - According to the Articles of  Association  of the Company,
the Company is required to transfer 10% of its net profits,  as determined under
PRC accounting regulations,  to the legal accumulated fund. When the accumulated fund equals 50% of the registered capital of the Company,  transfers will cease.
In addition, 5% will be transferred into the commonwealth fund. The transfers to
these  reserve  funds  in  2003  or  2004  were   Y1,274,168   and   Y2,892,912,
respectively.  The amount  comprising  these capital reserve funds for the years ended December 31, 2003,  and 2004 was  Y2,924,284  and  Y5,817,196  ($702,560),
respectively.  The Company  has not made the  statutory  reserves  for the three months ended March 31, 2005.


NOTE 8.  RELATED-PARTY TRANSACTIONS

Significant related party transactions affecting the results of operations are as follows:


                                                 Chinese Yuan (Renminbi)                 U.S. Dollars
                                          --------------------------------------   -----------------------------
                                           For the years ended     For the three    For the year   For the three
                                                December 31,        months ended       ended        months ended
                                          ----------------------     March 31,      December 31,     March 31,
                                              2003        2004          2005            2004            2005
----------------------------------------------------------------   -------------   -------------   -------------
                                                                   (unaudited)     (unaudited)     (unaudited)
Purchase of material from:
Haikou Biomedical Engineering Co., Ltd.   Y2,867,657  Y     --     Y        --     $        --     $        --
(shareholder) Due from related parties:
Chongquing Chemcial Medicine               1,875,000     532,603            --            64,351            --
Holding Group, Ltd.
(shareholder) Due to related parties:
Haikou Biomedical Engineering Co., Ltd.    1,080,240   1,106,292       1,209,792         133,667         146,172
(shareholder)
----------------------------------------------------------------------------------------------------------------



NOTE 9.  COMMITMENTS AND CONTINGENCIES

The Company incurred rental expense, of Y68,336, Y75,707 ($9,147) and Y9,443 ($1,140) during 2003 and 2004 and for the three months ended March 31, 2005, respectively.

Economic environment - Significantly all of the Company's operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

                HAINAN HELPSON MEDICINE & BIOTECHNIQUE Co., Ltd.
                          Notes to Financial Statements
                           December 31, 2003 and 2004
      (Information with Respect to March 31, 2005 and for the Three Months
                       Ended March 31, 2005 is Unaudited)
              (Information in United States Dollars is Unaudited.)



In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

NOTE 10.  CONCENTRATIONS

For the year ended December 31, 2004, the company had sales to five major customers that accounted for 52% of total sales. In the year ended December 31, 2003, the company had sales to one major customer that accounted for 62% of total sales

NOTE 11.  SUBSEQUENT EVENTS (UNAUDITED)

On May 25, 2005, Onny Investment Limited ("Onny"), a British Virgin Island company, entered into an agreement with the shareholders of Hainan Helpson Medical Biotechnology Co., Ltd ("Hainan"), in which Onny agreed to acquire and the shareholders of Hainan agreed to sell all of the outstanding common shares of Hainan to Onny in exchange for cash payments to the Hainan shareholders in the form of common stock dividends from Hainan of Y34,076,800 and non-interest bearing promissory notes totaling RMB Y28,000,000 payable three months after Hainan obtains a business license in the People's Republic of China as a wholly foreign owned entity. Hainan obtained such license on June 16, 2005 and the shares of Hainan were transferred to Onny on that date. June 16, 2005 was recognized as the date of the acquisition. Accordingly, the promissory notes are due September 16, 2005.

As Hainan is an operating company and control of Hainan changed upon the closing of the acquisition agreement; accordingly, Onny is the accounting acquirer and has recognized the acquisition of Hainan as a business combination in accordance with Statements of Financial Accounting Standards No. 141, Business Combinations. On April 25, 2005, Hainan declared a dividend to the selling shareholders of Y34,076,800, which equaled Hainan's retained earnings at March 31, 2005 less deferred income tax assets of Y713,565 that are not considered part of distributable profits under Chinese law. The fair value of the assets and liabilities of Hainan was determined by appraisal and exceeded the cost of the assets acquired by Y15,394,761. That excess was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the acquired non-current assets except deferred tax assets.

                    [LETTERHEAD OF HANSEN, BARNETT & MAXWELL]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Stockholders
TS Electronics, Inc.

We have audited the balance sheet of TS Electronics, Inc. as of June 30, 2005, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of TS Electronics, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has incurred significant losses and negative cash flows from operating activities during the year ended June 30, 2005. As of June 30, 2005, the Company had no assets, an accumulated deficit of $5,676,660, and negative working capital of $4,473. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also described in Note C. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                       HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
September 8, 2005

             Report of Independent Registered Public Accounting Firm


To the Stockholders and Board of Directors
TS Electronics, Inc. (formerly, Softstone, Inc.)

We have audited the accompanying balance sheet of TS Electronics, Inc. (formerly, Softstone, Inc.) as of June 30, 2004 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TS Electronics, Inc. as of June 30, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had an accumulated deficit of $3,834,281 through June 30, 2004 and negative working capital of $68,322 at June 30, 2004. These factors, as discussed in Note C to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Evans, Gaither & Associates PLLC
October 7, 2004
Oklahoma City, Oklahoma


                              TS Electronics, Inc.
                                 Balance Sheets

                                                                          June 30,
                                                                 --------------------------
                                                                     2005           2004
-------------------------------------------------------------------------------------------
ASSETS

Current Assets
Cash                                                             $      --      $        84
-------------------------------------------------------------------------------------------

Total Current Assets                                                    --               84
-------------------------------------------------------------------------------------------

Total Assets                                                     $      --      $        84
===========================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable - trade and accrued liabilities                 $      --      $    68,406
Payable to major stockholder                                           4,473           --
-------------------------------------------------------------------------------------------

Total Current Liabilities                                              4,473         68,406
-------------------------------------------------------------------------------------------

Stockholders' Deficit
Common stock - $0.001 par value; 30,000,000 shares authorized;
2,500,060 shares and 600,015 shares outstanding, respectively          2,500            600
Additional paid-in capital                                         5,669,687      3,763,359
Shares to be issued                                                     --            2,000
Accumulated deficit                                               (5,676,660)    (3,834,281)
-------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                           (4,473)       (68,322)
-------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                      $      --      $        84
===========================================================================================




   The accompanying notes are an integral part of these financial statements.

                              TS Electronics, Inc.
                            Statements of Operations


                                                   For the Years Ended June 30,
                                                   ----------------------------
                                                       2005            2004
-------------------------------------------------------------------------------

Revenues                                           $       --      $     23,275
Cost of Sales                                              --            47,681
-------------------------------------------------------------------------------

Gross Loss                                                 --           (24,406)
-------------------------------------------------------------------------------

General and Administrative Expense
Stock-based compensation                              1,693,728            --
Other                                                   148,651          92,963
-------------------------------------------------------------------------------

Total General and Administrative Expense              1,842,379          92,963
-------------------------------------------------------------------------------

Loss from Operations                                 (1,842,379)       (117,369)

Other Income (Expense)
Other income                                               --             2,500
Interest expense                                           --            (5,595)
Loss on settlement of liabilities                          --          (504,190)
Gain on settlement of debt                                 --           120,362
-------------------------------------------------------------------------------

Net Loss                                           $ (1,842,379)   $   (504,292)
===============================================================================

Basic and Diluted Loss per Common Share            $      (2.20)   $      (0.89)
===============================================================================

Basic and Diluted Weighted-Average
Common Shares Outstanding                               837,144         565,450
===============================================================================



   The accompanying notes are an integral part of these financial statements.


                              TS Electronics, Inc.
                 Statements of Changes in Stockholders' Deficit
                   For the Years ended June 30, 2004 and 2005



                                                    Common Stock          Additional     Shares                          Total
                                             -------------------------     Paid-in        to be        Accumulated   Stockholders'
                                                Shares        Amount       Capital       Issued          Deficit        Deficit
----------------------------------------------------------------------------------------------------------------------------------
Balances at July 1, 2003                         350,155   $       350   $ 2,294,088   $     6,515    $(3,329,989)   $  (1,029,036)

Issuance for cash received in prior period           344             1         2,514        (2,515)          --               --
Settlement of related party accounts                --            --
payable                                            6,879             7        40,512          --             --             40,519
Issuance for services                              1,988             2        14,143          --             --             14,145
Issuance for payment of interest                     229          --           1,024          --             --              1,024
Issuance as payment of loan incentive
recognized in prior period                         1,147             1         1,999        (2,000)          --               --
Issuance in exchange for the assumption
of liabilities by major stockholders             239,273           239     1,409,079          --             --          1,409,318
Net loss for the year                               --            --            --            --         (504,292)        (504,292)
----------------------------------------------------------------------------------------------------------------------------------

Balances at June 30, 2004                        600,015           600     3,763,359         2,000     (3,834,281)         (68,322)

Issuance for settlement of accounts
payable                                           25,000            25        12,475          --             --             12,500
Issuance for cash                              1,875,045         1,875       198,125          --             --            200,000
Stock-based compensation                            --            --       1,693,728          --             --          1,693,728
Cancellation of obligation to issue
shares paid for in prior period                     --            --           2,000        (2,000)          --               --
Net loss for the year                               --            --            --            --       (1,842,379)      (1,842,379)
----------------------------------------------------------------------------------------------------------------------------------

Balances at June 30, 2005                      2,500,060   $     2,500   $ 5,669,687   $      --      $(5,676,660)   $      (4,473)
==================================================================================================================================










   The accompanying notes are an integral part of these financial statements.


                           TS Statements of Cash Flows

                                                               For the Years Ended June 30,
                                                               ----------------------------
                                                                   2005            2004
-------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net loss                                                       $ (1,842,379)   $   (504,292)
Adjustments to reconcile net loss to net cash
used in operating activities:
Loss on settlement of liabilities                                      --           504,190
Gain on settlement of debt                                             --          (120,362)
Expenses paid with common stock                                      12,500          14,145
Expenses paid by increase in payable due to major stockholder         4,473
Stock-based compensation                                          1,693,728            --
Change in accounts payable and accrued expenses                     (68,406)         70,507
-------------------------------------------------------------------------------------------
Net Cash Used in Operating Activities                              (204,557)        (35,812)
-------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Cash received from disposition of property and equipment               --             2,500
-------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                  --             2,500
-------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Principal payments on loans and debts                                  --            (3,804)
Proceeds from borrowing                                                --            35,411
Proceeds from issuance of common stock                              200,000            --
-------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                           200,000          31,607
-------------------------------------------------------------------------------------------
Net Decrease in Cash                                                    (84)         (1,705)
Cash at beginning of year                                                84           1,789
-------------------------------------------------------------------------------------------

Cash at End of Year                                            $       --      $         84
===========================================================================================

Supplemental Disclosures of Cash Flow Information
Interest paid during the year                                  $       --      $      5,595
===========================================================================================


================================================================================
Supplemental Schedule of Noncash Investing and Financing Activities During the year ended June 30, 2004, the major stockholders of the Company assumed $905,128 of liabilities from the Company in exchange for the transfer of assets with a fair value of zero and the issuance of 239,273 shares of common stock with a fair value of $1,409,318. A $504,190 loss on settlement of the liabilities was recognized as a result of the transaction.

During the year ended June 30, 2005, the Company obtained a cancellation of a $2,000 obligation to issue common stock that resulted from cash received in a prior period. The cancellation was recognized as an increase in additional paid-in capital.
================================================================================


   The accompanying notes are an integral part of these financial statements.

                              TS Electronics, Inc.

                          Notes to Financial Statements


Note A - Organization and Description of Business

TS Electronics, Inc. (Company) was incorporated as Softstone, Inc. in accordance with the Laws of the State of Delaware on October 7, 1998. The Company's initial business plan was to manufacture a patented rubber product used in the road and building construction industries.

On July 24, 2001, the Company entered into a plan of reorganization involving Kilkenny Acquisition Corp. (Kilkenny) whereby the Company is the survivor and in control of the Board of Directors. The merger agreement provided for the exchange of 1,158,387 shares of the Company's common stock for all the issued and outstanding common stock of Kilkenny. For accounting purposes, the transaction between the Company and Kilkenny was treated as a re!capitalization of the Company, with the Company as the accounting acquirer.

On August 13, 2003, the Company changed its name to TS Electronics, Inc.

On or about August 11, 2004 the Company entered into a Stock Exchange Agreement (Agreement) with the sole shareholder of China ESCO Holdings Limited (China
ESCO), a company organized in the Hong Kong Special Administration Region in The People's Republic of China and its wholly owned operating subsidiary, AsiaNet PE Systems Limited. The agreement provided that the Company would issue approximately 11,201,902 shares of its restricted common stock in exchange for 100% of the issued and outstanding capital stock of China ESCO which would represent approximately 94% of the then total issued and outstanding common stock of the Company after the exchange. On January 14, 2005, the August 17, 2003 Agreement was rescinded on the grounds of material breaches of the agreement by the sole shareholder of China ESCO. Accordingly, the Agreement was not given accounting recognition in the accompanying financial statements.

On or about February 8, 2005, the Company signed a letter of intent with Osage Energy Company, LLC with regard to a proposed business combination transaction. Subsequent discussions between the Company and Osage Energy resulted in an abandonment of any further efforts with regard to such a business combination.

Note B - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of June 30.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management  acknowledges  that  it is  solely  responsible  for  adopting  sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

                              TS Electronics, Inc.

Note C - Going Concern Contingency

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $5,676,660 and negative working capital of $(4,473) at June 30, 2005.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates offering equity securities in the future. However, there is no assurance that the Company will be able to obtain additional funding through the issuance of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional operating capital is received during the next twelve months, the Company will be forced to rely upon additional loans from management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event, the Company is unable to acquire advances from management and/or significant stockholders, the Company's ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

Note D - Summary of Significant Accounting Policies

Research and Development Expenses - Research and development expenses are charged to operations as incurred.

Advertising Expenses - The Company does not utilize direct solicitation advertising. All other advertising and marketing expenses are charged to operations as incurred. For the years ended June 30, 2005 and 2004, respectively, an aggregate of $-0- was charged to operations for advertising expenses.

Stock-Based Compensation - The Company utilizes the fair-value method of accounting for the payment for goods and/or services with the issuance of equity shares.

Basic and Diluted Loss per Share - Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding.

New accounting pronouncements - In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" which revised Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based compensation transactions using APB 25 and requires that the compensation costs relating to such transactions be recognized in the statement of operations using the fair value method. The revised statement is effective for the Company as of July 1, 2005. Adoption of the revised statement is not expected to have any effect on the Company's financial statements since the Company has not granted share-based compensation to any employees.

Note E - Advances from Major Shareholder

Through June 30, 2005, the Company's major shareholder has paid $4,473 to others on behalf of the Company to support the Company's operations, settle outstanding trade accounts payable and provide working capital. These advances are repayable upon demand, are non-interest bearing and are unsecured.

Note F - Income Taxes

The Company had no provision for income taxes during the years ended June 30, 2005 or 2004.

Concurrent with a May 2005 change in control, the Company's operating loss carryforward for Federal income tax purposes will be limited. The Company's income tax expense (benefit) for each of the years ended June 30, 2005 and 2004, respectively, differed from the statutory federal rate of 34 percent as follows:


                              TS Electronics, Inc.

                    Notes to Financial Statements - Continued


                                                              Year Ended       Year Ended
                                                            June 30, 2005    June 30, 2004
                                                            -------------    -------------
Statutory rate applied to income before income taxes        $    (626,400)   $    (171,000)
Effect of non-deductible stock-based compensation expense         575,900
Change in deferred tax valuation allowance                         50,500          171,000
                                                            -------------    -------------

         Income tax expense                                 $        --      $        --
                                                            =============    =============

Deferred tax assets consisted of the following as of June 30, 2005 and 2004, respectively, after taking the May 2005 change in control into consideration:

                                                  June 30, 2005    June 30, 2004
                                                  -------------    -------------
     Deferred tax assets
       Net operating loss carryforwards           $       1,500    $        --
       Less valuation allowance                          (1,500)            --
                                                  -------------    -------------

       Net Deferred Tax Asset                     $        --      $        --
                                                  =============    =============

Note G - Common Stock Transactions

During the year ended June 30, 2004, the Company issued 344 shares of restricted, unregistered common stock for cash received in the prior year.

During the year ended June 30, 2004, the Company issued 6,879 shares of restricted, unregistered common stock valued at $40,519 for settlement of notes payable amounting to $160,881 resulting in a gain of $120,362 on settlement of debt.

During the year ended June 30, 2004, the Company issued 1,988 shares of restricted, unregistered common stock for services valued at $14,145.

During the year ended June 30, 2004, the Company issued 229 shares of restricted, unregistered common stock for interest valued at $1,024.

During the year ended June 30, 2004 the Company issued 1,147 shares of restricted, unregistered common stock for loan incentives included in the prior period valued at $2,000.

During the year ended June 30, 2004, the Company issued 239,273 shares of restricted, unregistered common stock valued at $1,409,318, based on the market value of the common stock on the date of issuance, and transferred its operating assets to the Company's major stockholder in exchange for the major stockholder assuming $905,128 of liabilities from the Company. As a result of the assumption and issuance of the common stock, the Company recognized a loss on the settlement of the liabilities of $504,190.

During the year ended June 30, 2005, the Company issued 25,000 shares of restricted, unregistered common stock, valued at $12,500, for payment of legal fees.

During the year ended June 30, 2005, the Company issued 1,875,045 shares of restricted, unregistered common stock for cash proceeds of $200,000. The Company used these proceeds to retire outstanding accounts payable and other liabilities. This transaction was executed at less than the closing market price for the Company's stock on the date of the transaction and therefore resulted in recognition of stock-based compensation for the services rendered by management of the Company in the amount of $1,693,728.











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